                     PROPERTY LOAN AGREEMENT

     THIS PROPERTY LOAN AGREEMENT (this "Agreement") is made as of June 30, 1998, by and between FFCA ACQUISITION CORPORATION, a Delaware corporation ("FFCA"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, and UNI-MARTS, INC., a Delaware corporation ("Debtor"), whose address is 477 East Beaver Avenue, State College, Pennsylvania 16801-5690.

                      PRELIMINARY STATEMENT:

     Unless otherwise expressly provided herein, all defined terms used in this Agreement shall have the meanings set forth in Section 1. Debtor has requested from FFCA, and applied for, the Loans to provide long-term financing for the Premises, and for no other purpose whatsoever. Each Loan will be evidenced by a Note and secured by a first priority security interest in the corresponding Premises pursuant to a Mortgage. FFCA has committed to make the Loans pursuant to the terms and conditions of the Commitment, this Agreement and the other Loan Documents.

                            AGREEMENT:

     In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

     1. DEFINITIONS. The following terms shall have the following meanings for all purposes of this Agreement:

     "Action" has the meaning set forth in Section 10.A(4).

     "Affiliate" means any Person which directly or indirectly controls, is under common control with, or is controlled by any other Person. For purposes of this definition, "controls", "under common control with" and "controlled by" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person or entity, whether through ownership of voting securities or otherwise.

     "Closing" shall have the meaning set forth in Section 4.

     "Closing Date" shall have the meaning set forth in Section 4.

     "Code" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

     "Commitment" means that certain Commitment Letter dated April 22, 1998, between FFCA and Debtor, and any amendments or supplements thereto.

     "Counsel" means legal counsel to Debtor, licensed in the states in which (i) the Premises are located, (ii) Debtor is incorporated and (iii) Debtor maintains its principal place of business, as selected by Debtor and approved by FFCA.

     "Debtor Entities" means, collectively, Debtor and any Affiliate of Debtor.

     "De Minimis Amounts" shall mean, with respect to any given level of Hazardous Materials or Regulated Substances, that level or quantity of Hazardous Materials or Regulated Substances in any form or combination of forms which does not constitute a violation of any Environmental Laws.

     "Disclosures" has the meaning set forth in Section 13.P.

     "Environmental Condition" means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or surrounding the Premises, whether or not yet discovered, which could or does result in any damage, loss, cost, expense, claim, demand, order or liability to or against Debtor or FFCA by any third party (including, without limitation, any Governmental Authority), including, without limitation, any condition resulting from the operation of Debtor's business, business at the Premises and/or the operation of the business of any other property owner or operator in the vicinity of the Premises and/or any activity or operation formerly conducted by any person or entity on or off the Premises.

     "Environmental Indemnity Agreement" or "Environmental Indemnity Agreements" means, as the context may require, the environmental indemnity agreement dated as of the date of this Agreement to be executed by Debtor for the benefit of FFCA with respect to a Premises or the environmental indemnity agreements dated as of the date of this Agreement to be executed by Debtor for the benefit of FFCA with respect to all of the Premises, as the same may be amended from time to time. An Environmental Indemnity Agreement will be executed for each Premises.

     "Environmental Laws" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to Hazardous Materials, Regulated Substances, USTs and/or the protection of human health or the environment by reason of a Release or a Threatened Release of Hazardous Materials or relating to liability for or costs of Remediation or prevention of Releases. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority with respect to Hazardous Materials, Regulated Substances and USTs; requiring notification or disclosure of Releases or other environmental condition of the Premises to any Governmental Authority or other person or entity, whether or not in connection with transfer of

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
title to or interest in property; imposing conditions or requirements relating to Hazardous Materials, Regulated Substances and USTs in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to Hazardous Materials, Regulated Substances and USTs; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of the Premises by reason of the presence of Hazardous Materials, Regulated Substances and USTs in, on, under or above the Premises.

     "Event of Default" has the meaning set forth in Section 10.

     "Fee" means an underwriting, site assessment, valuation, processing and commitment fee equal to 1.0% of the sum of the Loan Amounts for all of the Premises, which Fee shall be payable as set forth in Section 3.

     "FFCA Entities" means, collectively, FFCA, Franchise Finance and any Affiliate of FFCA or Franchise Finance.

     "Franchise Finance" means Franchise Finance Corporation of America, a Delaware corporation, and its successors.

      "Governmental Authority" means any governmental authority, agency, department, commission, bureau, board, instrumentality, court or quasi-governmental authority of the United States, the states where the Premises are located or any political subdivision thereof.

     "Hazardous Materials" means (a) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product; (c) any substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," hazardous wastes" or words of similar import under any Environmental Laws; and (d) any other chemical, material, gas or substance the exposure to or release of which is or may be prohibited, limited or regulated by any Governmental Authority that asserts or may assert jurisdiction over the Premises or the operations or activity at the Premises, or any chemical, material, gas or substance that does or may pose a hazard to the health and/or safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises.

     "Indemnified Parties" has the meaning set forth in Section 12.

     "Loan" or "Loans" means, as the context may require, the loan for each Premises, or the loans for all of the Premises, described in Section 2.

     "Loan Amount" or "Loan Amounts" means, as the context may require, the aggregate amount set forth in Section 2 or, with respect to each Premises, the individual amount set forth in Exhibit A.

     "Loan Documents" means, collectively, this Agreement, the Notes, the Mortgages, the Environmental Indemnity Agreements, the UCC-1 Financing Statements, and all other documents executed in connection therewith or contemplated thereby.

     "Material Adverse Effect" means a material adverse effect on (i) the business, condition, worth or operations of Debtor or any or all of the Premises, including, without limitation, the value of any or all of the Premises, or (ii) Debtor's ability to perform the obligations under the Loan Documents.

     "Mortgage" or "Mortgages" means, as the context may require, the deed of trust or mortgage dated as of the date of this Agreement to be executed by Debtor for the benefit of FFCA with respect to a Premises or the deeds of trust or mortgages dated as of the date of this Agreement to be executed by Debtor for the benefit of FFCA with respect to all of the Premises, as the same may be amended from time to time. A Mortgage will be executed for each Premises.

      "Note" or "Notes" means, as the context may require, the promissory note dated as of the date of this Agreement to be executed by Debtor in favor of FFCA with respect to a Premises or the promissory notes dated as of the date of this Agreement to be executed by Debtor in favor of FFCA with respect to all of the Premises, as the same may be amended from time to time. A Note will be executed for each Premises in the Loan Amount corresponding to such Premises.

     "Other Agreements" means, collectively, all agreements and instruments between, among or by (1) any of the Debtor Entities, and, or for the benefit of, (2) any of the FFCA Entities, including, without limitation, promissory notes and guaranties but excluding the Loan Documents.

     "Participation" has the meaning set forth in Section 13.P.

     "Permitted Exceptions" means those recorded easements, restrictions, liens and encumbrances set forth as exceptions in the title insurance policies issued by Title Company to FFCA and approved by FFCA in connection with the Loans.

     "Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority or any other form of entity.

     "Premises" means the parcel or parcels of real estate corresponding to the FFCA File Numbers and addresses identified on Exhibit A attached hereto, together with all rights, privileges and appurtenances associated therewith and all buildings, improvements and fixtures now or hereafter located thereon. As used herein, the term "Premises" shall mean either a singular property or all of the properties collectively, as the context may require.

     "Regulated Substances" means "petroleum" and "petroleum-based substances" or any similar terms described or defined in any Environmental Laws and any applicable federal, state, county or local laws applicable to or regulating USTs.

     "Release" means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials, Regulated Substances or USTs.

     "Remediation" means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, Regulated Substances or USTs, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials, Regulated Substances or USTs.

     "Securitization" has the meaning set forth in Section 13.P.

     "Securitized Loan Pool" means any pool or group of loans that are a part of any Securitization transaction.

     "Threatened Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding the Premises which may result from such Release.

     "Title Company" means the title insurance company described in
Section 4.

     "Transfer" has the meaning set forth in Section 13.P.

     "UCC-1 Financing Statements" means such UCC-1 Financing Statements as FFCA shall require to be executed and delivered by Debtor with respect to the transactions contemplated by this Agreement.

     "USTs" means any one or combination of tanks and associated piping systems used in connection with the storage, dispensing and general use of Regulated Substances.

     2. TRANSACTION. On the terms and subject to the conditions set forth in the Loan Documents, FFCA shall make the Loans. The Loans will be evidenced by the Notes and secured by the Mortgages. Debtor shall repay the outstanding principal amount of the Loans together with interest thereon in the manner and in accordance with the terms and conditions of the Notes and the other Loan Documents. The aggregate Loan Amount shall be $2,500,000.00, allocated among the Premises as set forth on the attached Exhibit A. The Loans shall be advanced at the Closing in cash or otherwise immediately available funds subject to any prorations and adjustments required by this Agreement.

     3. UNDERWRITING, SITE ASSESSMENT, VALUATION, PROCESSING AND COMMITMENT FEE. Debtor paid FFCA a portion of the Fee pursuant to the Commitment, and such portion was deemed fully earned when received. The remainder of the Fee shall be paid at the Closing and shall be deemed nonrefundable and fully earned upon the Closing. The portion of the Fee paid and the balance due at Closing shall be adjusted down (and returned or credited as appropriate) to reflect a Fee equal to 1% of the

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
actual Loan Amounts approved. In the event the transaction set forth in this Agreement fails to close due to a breach or default by Debtor under this Agreement, FFCA shall retain the portion of the Fee received by FFCA (without affecting or limiting FFCA's remedies set forth in this Agreement).

     4. CLOSING. (a) Each Loan shall be closed (the "Closing") contemporaneously with the satisfaction of all of the terms and conditions contained in this Agreement, but in no event shall the date of the Closing be extended beyond June 30, 1998, unless such extension shall be approved by FFCA in its sole discretion (the date on which the Closing shall occur is referred to herein as the "Closing Date").

     (b) FFCA has ordered a title insurance commitment for each Premises from Lawyers Title Insurance Corporation ("Title Company"). Prior to the Closing Date, the parties hereto shall deposit with Title Company all documents and moneys necessary to comply with their obligations under this Agreement. Title Company shall not cause the transaction to close unless and until it has received written instructions from FFCA and Debtor to do so. All costs of such transaction shall be borne by Debtor, including, without limitation, the cost of title insurance and endorsements, the attorneys' fees of Debtor, attorneys' fees and expenses of FFCA, FFCA's in-house site inspection costs and fees, stamp taxes, mortgage taxes, transfer fees, escrow and recording fees and site inspection fees for the Premises. All real and personal property and other applicable taxes and assessments and other charges relating to the Premises which are due and payable on or prior to the Closing Date as well as taxes and assessments due and payable subsequent to the Closing Date but which Title Company requires to be paid at Closing as a condition to the issuance of the title insurance policy described in
Section 9.C, shall be paid by Debtor at or prior to the Closing. The Closing documents shall be dated as of the Closing Date.

     Debtor and FFCA hereby employ Title Company to act as escrow agent in connection with this transaction. Debtor and FFCA will deliver to Title Company all documents, pay to Title Company all sums and do or cause to be done all other things necessary or required by this Agreement, in the reasonable judgment of Title Company, to enable Title Company to comply herewith and to enable any title insurance policy provided for herein to be issued. Title Company is authorized to pay, from any funds held by it for FFCA's or Debtor's respective credit all amounts necessary to procure the delivery of such documents and to pay, on behalf of FFCA and Debtor, all charges and obligations payable by them, respectively. Debtor will pay all charges payable by it to Title Company. Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Debtor and FFCA or to interplead such documents and/or funds in an action brought in any such court. Deposit by Title Company of such documents and funds, after deducting therefrom its charges and its expenses and attorneys' fees incurred in connection with any such court action, shall relieve Title Company of all further liability and responsibility for such documents and funds. Title Company's receipt of this Agreement and opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of Title Company's agreement to be bound by the terms and conditions of this

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
Agreement pertaining to Title Company. Disbursement of any funds shall be made by check, certified check or wire transfer, as directed by FFCA. Title Company shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Title Company in compliance with any of the requirements hereof, until it is advised by the bank in which such check or draft is deposited that such check or draft has been honored. Title Company is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment in connection with the Premises, concerning the amount of such charge or assessment or the amount secured by such lien, without liability or responsibility for the accuracy of such statement. The employment of Title Company as escrow agent shall not affect any rights of subrogation under the terms of any title insurance policy issued pursuant to the provisions thereof.

     5. REPRESENTATIONS AND WARRANTIES OF FFCA. The representations and warranties of FFCA contained in this Section are being made by FFCA as of the date of this Agreement and the Closing Date to induce Debtor to enter into this Agreement and consummate the transactions contemplated herein, and Debtor has relied, and will continue to rely, upon such representations and warranties from and after the execution of this Agreement and the Closing. FFCA represents and warrants to Debtor as follows:

          A. Organization of FFCA. FFCA has been duly formed, is validly existing and has taken all necessary action to authorize the execution, delivery and performance by FFCA of this Agreement.

          B. Authority of FFCA. The person who has executed this Agreement on behalf of FFCA is duly authorized so to do.

          C. Enforceability. Upon execution by FFCA, this Agreement shall constitute the legal, valid and binding obligation of FFCA, enforceable against FFCA in accordance with its terms.

     All representations and warranties of FFCA made in this Agreement shall survive the Closing.

     6. REPRESENTATIONS AND WARRANTIES OF DEBTOR. The representations and warranties of Debtor contained in this Section are being made by Debtor as of the date of this Agreement and the Closing Date to induce FFCA to enter into this Agreement and consummate the transactions contemplated herein, and FFCA has relied, and will continue to rely, upon such representations and warranties from and after the execution of this Agreement and the Closing. Debtor represents and warrants to FFCA as follows:

          A. Information and Financial Statements. Debtor has delivered to FFCA financial statements (either audited financial statements or, if Debtor does not have audited financial statements, certified financial statements) and certain other information, which financial statements and other information are true, correct and complete in all material respects; and no material adverse change has occurred with respect to any such financial statements and other information provided to FFCA since the date such financial statements and other information were prepared or delivered to FFCA.

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
     Debtor understands that FFCA is relying upon such financial statements and information and Debtor represents that such reliance is reasonable. All such financial statements were prepared in accordance with generally accepted accounting principles consistently applied and accurately reflect as of the date of this Agreement and the Closing Date, the financial condition of each individual or entity to which they pertain.

          B. Organization and Authority. (1) Debtor is duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation, and qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business in any jurisdiction where such qualification is required. All necessary corporate, partnership or limited liability company action has been taken to authorize the execution, delivery and performance of this Agreement and of the other documents, instruments and agreements provided for herein.

          (2) The person(s) who have executed this Agreement on behalf of Debtor are duly authorized so to do.

          C. Enforceability of Documents. Upon execution by Debtor, this Agreement and the other documents, instruments and agreements to be executed in connection with this Agreement, shall constitute the legal, valid and binding obligations of Debtor enforceable against Debtor in accordance with their respective terms.

          D. Litigation. There are no suits, actions, proceedings or investigations pending or threatened against or involving Debtor or the Premises before any arbitrator or Governmental Authority which might reasonably result in any Material Adverse Effect in the contemplated business, condition, worth or operations of Debtor or the Premises.

          E. Absence of Breaches or Defaults. Debtor is not, and the authorization, execution, delivery and performance of this Agreement and the documents, instruments and agreements provided for herein will not result, in any breach or default under any other document, instrument or agreement to which Debtor is a party or by which Debtor, the Premises or any of the property of Debtor is subject or bound. The authorization, execution, delivery and performance of this Agreement and the documents, instruments and agreements provided for herein will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order.

          F. Area Development; Wetlands. No condemnation or eminent domain proceedings affecting the Premises have been commenced or, to the best of Debtor's knowledge, are contemplated. To the best of Debtor's knowledge, the areas where the Premises are located have not been declared blighted by any Governmental Authority. The Premises and/or the real property bordering the Premises are not designated by any Governmental Authority as a wetlands.

          G. Environmental. Debtor is fully familiar with the present use of the Premises, and, after due inquiry, Debtor has become generally familiar with the prior uses of the Premises. No Hazardous Materials or Regulated Substances have been used, handled,

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
     manufactured, generated, produced, stored, treated, processed, transferred or disposed of at or on the Premises, except in De Minimis Amounts and in compliance with all applicable Environmental Laws, except to the extent such Hazardous Materials or Regulated Substances would not have a Material Adverse Effect, and no Release or Threatened Release has occurred at or on the Premises which would have a Material Adverse Effect. The activities, operations and business undertaken on, at or about the Premises, including, but not limited to, any past or ongoing alterations or improvements at the Premises, are and have been at all times, in compliance with all Environmental Laws except where such noncompliance would not have a Material Adverse Effect. No further action is required to remedy any Environmental Condition or violation of, or to be in full compliance with, any Environmental Laws, and no lien has been imposed on the Premises by any Governmental Authority in connection with any Environmental Condition, the violation or threatened violation of any Environmental Laws or the presence of any Hazardous Materials, Regulated Substances or USTs on or off the Premises.

          There is no pending or threatened litigation or proceeding before any Governmental Authority in which any person or entity alleges the violation or threatened violation of any Environmental Laws or the presence, Release, Threatened Release or placement on or at the Premises of any Hazardous Materials, Regulated Substances or USTs, or of any facts which would give rise to any such action, nor has Debtor, (a) received any notice (and Debtor has no actual knowledge) that any Governmental Authority or any employee or agent thereof has determined, threatens to determine or requires an investigation to determine that there has been a violation of any Environmental Laws at, on or in connection with the Premises or that there exists a presence, Release, Threatened Release or placement of any Hazardous Materials, Regulated Substances or USTs on or at the Premises, or the use, handling, manufacturing, generation, production, storage, treatment, processing, transportation or disposal of any Hazardous Materials, Regulated Substances or USTs at or on the Premises; (b) received any notice under the citizen suit provision of any Environmental Law in connection with the Premises or any facilities, operations or activities conducted thereon, or any business conducted in connection therewith; or (c) received any request for inspection, request for information, notice, demand, administrative inquiry or any formal or informal complaint or claim with respect to or in connection with the violation or threatened violation of any Environmental Laws or existence of Hazardous Materials, Regulated Substances or USTs relating to the Premises or any facilities, operations or activities conducted thereon or any business conducted in connection therewith.


          H. Title to Premises; First Priority Lien. Fee title to each of the Premises is vested in Debtor, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, except the Permitted Exceptions. Upon Closing, FFCA shall have a first priority lien upon and security interest in each of the Premises pursuant to the Mortgages and the UCC-1 Financing Statements.


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
          I. No Other Agreements and Options. Neither Debtor nor the Premises are subject to any commitment, obligation, or agreement, including, without limitation, any right of first refusal, option to purchase or lease granted to a third party, which could or would prevent or hinder FFCA in making the Loans or prevent or hinder Debtor from fulfilling its obligations under this Agreement or the other Loan Documents.

          J. No Mechanics' Liens. There are no outstanding accounts payable which if not paid timely would have a Material Adverse Effect, mechanics' liens, or rights to claim a mechanics' lien in favor of any materialman, laborer, or any other person or entity in connection with labor or materials furnished to or performed on any portion of the Premises; Debtor shall be responsible for any and all claims for mechanics' liens and accounts payable that have arisen or may subsequently arise due to agreements entered into for and/or any work performed on, or materials supplied to the Premises prior to the Closing Date; Debtor has made no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Premises the nonpayment of which would have a Material Adverse Effect; and Debtor shall and does hereby agree to defend, indemnify and forever hold FFCA and FFCA's designees harmless from and against any and all such mechanics' lien claims, accounts payable or other commitments relating to the Premises.

          K. No Reliance. Debtor acknowledges that FFCA did not prepare or assist in the preparation of any of the projected financial information used by Debtor in analyzing the economic viability and feasibility of the transaction contemplated by this Agreement. Furthermore, Debtor acknowledges that it has not relied upon, nor may it hereafter rely upon, the analysis undertaken by FFCA in determining the Loan Amounts, and such analysis will not be made available to Debtor.

          All representations and warranties of Debtor made in this Agreement shall be and will remain true and complete as of and subsequent to the Closing Date as if made and restated in full as of such time and shall survive the Closing.

     7. COVENANTS. Debtor covenants to FFCA from and after the Closing Date as follows:

          A. Inspections. Debtor shall, at all reasonable times, (I) provide FFCA and FFCA's officers, employees, agents, advisors, attorneys, accountants, architects, and engineers with access to the Premises, all drawings, plans, and specifications for the Premises in possession of Debtor, all engineering reports relating to the Premises in the possession of Debtor, the files and correspondence relating to the Premises, and the financial books and records, including lists of delinquencies, relating to the ownership, operation, and maintenance of the Premises, and (ii) allow such persons to make such inspections, tests, copies, and verifications as FFCA considers necessary.

          B. Corporate Fixed Charge Coverage Ratio. Until such time as all of Debtor's obligations under the Notes and the other Loan Documents are paid, satisfied and discharged in full, Debtor shall

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
     maintain a corporate fixed charge coverage ratio ("CFCCR") of at least 1.25:1, as determined on the last day of each fiscal quarter of Debtor (the "Date of Determination"). For purposes of this Section, the term "CFCCR" shall mean with respect to the three month period of time immediately preceding the Date of Determination (a "Period of Determination"), the ratio calculated for such period of time of (a) the sum of Net Income, Depreciation and Amortization, Interest Expense and Operating Lease Expense, to (b) the sum of Operating Lease Expense, current maturities of Debt, current maturities of all Capital Leases and Interest Expense.

          For purpose of this Section, the following terms shall be defined as set forth below:

          "Capital Lease" shall mean any lease of any property, whether real, personal or mixed, which, in conformity with GAAP, would be required to be accounted for on Debtor's balance sheet as a capital lease and which is applicable to one or more of Debtor's properties.

          "Debt" shall mean, for the Period of Determination:

               (A) indebtedness for borrowed money;

               (B) obligations evidenced by bonds, indentures, notes or similar instruments;

               (C) obligations to pay the deferred purchase price of property or services;

               (D) obligations under leases which should be, in accordance with GAAP, recorded as Capital Leases; and

               (E) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (A) through (D) above, allocable to Debtor; provided, however, Debt shall not include Debtor's obligations to the Letter of Credit Provider with respect to the Letters of Credit.

          "Depreciation and Amortization" shall mean, for the Period of Determination, depreciation and amortization as determined in accordance with GAAP allocable to Debtor.

          "Equipment Payment Amount" shall mean for the Period of Determination the sum of all amounts payable under all loans secured by equipment at the Premises.

          "GAAP" means generally accepted accounting principles consistently applied.

          "Interest Expense" shall mean, for the Period of Determination, the sum of all interest accrued or which should be accrued in respect of all Debt, including interest attributable to Capital

     Leases, as determined in accordance with GAAP, allocable to Debtor.

          "Net Income" shall mean, for the Period of Determination, the net income or net loss of Debtor allocable to Debtor. In determining the amount of Net Income, (1) adjustments shall be made for nonrecurring gains and losses allocable to the Period of Determination, (2) deductions shall be made for, among other things, Depreciation and Amortization, Interest Expense and Operating Lease Expense allocable to the Period of Determination, (3) no deductions shall be made for income taxes or charges equivalent to income taxes allocable to the Period of Determination, as determined in accordance with GAAP, and (4) a deduction shall be made for actual corporate overhead expense allocable to the Period of Determination.

          "Operating Lease Expense" shall mean, for the Period of Determination, the expenses incurred under any operating lease, as determined in accordance with GAAP, allocable to Debtor.

          C. Lost Note. Debtor shall, if any Note is mutilated, destroyed, lost or stolen (a "Lost Note"), promptly deliver to FFCA, upon receipt of an affidavit from FFCA stipulating that such Note has been mutilated, destroyed, lost or stolen, in substitution therefor, a new promissory note containing the same terms and conditions as such Lost Note with a notation thereon of the unpaid principal and accrued and unpaid interest. Debtor shall provide fifteen (15) days' prior notice to FFCA before making any payments to third parties in connection with a Lost Note. Except as a result of the gross negligence or intentional misconduct of Debtor, FFCA shall indemnify Debtor for all reasonable costs, expenses, damages, claims and liabilities incurred by Debtor as the result of a Lost Note.

          D. Net Worth. At all times while the obligations of Debtor to FFCA pursuant to this Agreement are outstanding, Debtor shall maintain a net worth of at least $20,000,000.00, as determined in accordance with generally accepted accounting principles consistently applied.

     8. TRANSACTION CHARACTERIZATION. This Agreement is a contract to extend a financial accommodation (as such term is used in the Code) for the benefit of Debtor. It is the intent of the parties hereto that the business relationship created by this Agreement, the Notes, the Mortgages and the other Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership between Debtor and FFCA, to make them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of FFCA, nor to make FFCA in any way responsible for the debts, obligations or losses of Debtor.

     9. CONDITIONS OF CLOSING. The obligation of FFCA to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions:

          A. Title. Fee title to each of the Premises shall be vested in Debtor, free of all liens, encumbrances, restrictions, encroachments and easements, except the Permitted Exceptions and the liens created by the Mortgages and the UCC-1 Financing Statements. Upon Closing, FFCA will obtain a valid and perfected first priority lien upon and security interest in each of the Premises.

          B. Evidence of Title. FFCA shall have received for each of the Premises a preliminary title report and irrevocable commitment to insure title by means of a mortgagee's, ALTA extended coverage policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the Premises is located) issued by Title Company showing good and marketable fee title in such Premises in Debtor, committing to insure FFCA's first priority lien upon and security interest in such Premises subject only to liens, encumbrances, restrictions and easements approved by FFCA, and containing such endorsements as FFCA may require.

          C. Compliance With Representations, Warranties and Covenants. All obligations of Debtor under this Agreement shall have been fully performed and complied with, and no event shall have occurred or condition shall exist which would, upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default hereunder or under the Loan Documents or any other agreement between FFCA and Debtor pertaining to the subject matter hereof, and no event shall have occurred or condition shall exist or information shall have been disclosed by Debtor or discovered by FFCA which has had or would have a material adverse effect on the Premises, Debtor or FFCA's willingness to consummate the transaction contemplated by this Agreement, as determined by FFCA in its sole and absolute discretion.

          D. Proof of Insurance. Debtor shall have delivered to FFCA certificates of insurance or copies of insurance policies showing that all insurance required by the Loan Documents and providing coverage and limits satisfactory to FFCA are in full force and effect.

          E. Opinions of Counsel to Debtor. Debtor shall have caused Counsel to prepare and deliver one or more opinions to FFCA in form and substance satisfactory to FFCA and its counsel.

          F. Availability of Funds. FFCA presently has sufficient funds to discharge its obligations under this Agreement. In the event that the transaction contemplated by this Agreement does not close on or before the date established for Closing under Section 4(a) hereof, FFCA does not warrant that it will thereafter have sufficient funds to consummate the transaction contemplated by this Agreement.

          G. Closing Documents. At or prior to the Closing Date, FFCA and/or Debtor, as may be appropriate, shall execute and deliver or cause to be executed and delivered to Title Company or FFCA, as may be appropriate, all documents required to be delivered by this Agreement, and such other documents, payments, instruments and certificates, as FFCA may require in form acceptable to FFCA, including, without limitation, the following:

               (1)  Notes;
               (2)  Mortgages;
               (3)  Proof of Insurance;
               (4)  Opinions of Counsel to Debtor;
               (5)  UCC-1 Financing Statements;
               (6)  Environmental Indemnity Agreements; and
               (7)  Certifications (Confessions of Judgment), as
                   appropriate.

Upon fulfillment or waiver of all of the above conditions, FFCA shall deposit funds necessary to close this transaction with the Title Company and this transaction shall close in accordance with the terms and conditions of this Agreement.

     10.  DEFAULT AND REMEDIES.   A. Each of the following shall be
deemed an event of default by Debtor (each, an "Event of Default"):

          (1) If any representation or warranty of Debtor set forth in any of the Loan Documents is false and such falsity would result in a Material Adverse Effect in any material respect, or if Debtor renders any false statement or account in any material respect.

          (2) If any principal, interest or other monetary sum due under the Notes, the Mortgages or any other Loan Document is not paid within five days after the date when due; provided, however, notwithstanding the occurrence of such an Event of Default, FFCA shall not be entitled to exercise its rights and remedies set forth below unless and until FFCA shall have given Debtor notice thereof and a period of five days from the delivery of such notice shall have elapsed without such Event of Default being cured.

          (3) If Debtor fails to observe or perform any of the other covenants (except with respect to a breach of the CFCCR requirements, conditions, or obligations of this Agreement; provided, however, if any such failure does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or property of FFCA in immediate jeopardy, and is within the reasonable power of Debtor to promptly cure after receipt of notice thereof, all as determined by FFCA in its reasonable discretion, then such failure shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until FFCA shall have given Debtor notice thereof and a period of 30 days shall have elapsed, during which period Debtor may correct or cure such failure, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required. If such failure cannot reasonably be cured within such 30-day period, as determined by FFCA in its reasonable discretion, and Debtor is diligently pursuing a cure of such failure, then Debtor shall have a reasonable period to cure such failure beyond such 30-day period, which shall not exceed 90 days after receiving notice of the failure from FFCA. If Debtor shall fail to correct or cure such failure within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind being required.

          (4) If Debtor becomes insolvent within the meaning of the Code, files or notifies Mortgagee that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, hereinafter, an "Action"), is not generally paying its debts as the same become due or if Debtor becomes the subject of an involuntary petition under the Code or other similar involuntary Action (in which case
     Debtor shall be required to provide the Mortgagee with immediate notice of the commencement or filing of such involuntary petition or Action), and any of the following shall have occurred: (i) the involuntary petition or involuntary Action shall not have been dismissed within 60 days of the date on which it was filed or otherwise commenced, (ii) an order for relief under the Code (or similar order) shall have been entered by the court in the involuntary proceeding or involuntary Action, or (iii) the court having jurisdiction over such involuntary proceeding or involuntary Action (upon motion or other request for relief by the party against whom the involuntary petition or involuntary Action was filed or otherwise commenced) shall not have granted Mortgagee full and final relief from the automatic stay of Section 362 of the Code and from any stay issued under Section 105 of the Code (or any similar stays or injunctions) within 30 days of the filing or commencement of such involuntary petition or involuntary Action so that Mortgagee is thereafter free to exercise any and all of its rights and remedies under the Loan Documents;

          (5) If there is an "Event of Default" under any other Loan Document or a breach or default, after the passage of all applicable notice and cure or grace periods, under any of the Other Agreements.

          (6)  If there is a breach of the CFCCR requirements.

     B. Upon and during the continuance of an Event of Default, subject to the limitations set forth in subsection A, FFCA may declare all or any part of the obligations of Debtor under the Notes, this Agreement and any other Loan Document to be due and payable, and the same shall thereupon become due and payable without any presentment, demand, protest or notice of any kind except as otherwise expressly provided herein, and, except as otherwise provided herein or prohibited by applicable law, Debtor hereby waives notice of intent to accelerate the obligations secured by the Mortgages and notice of acceleration. Thereafter, FFCA may exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the remedies available under the Notes, the Mortgages or any other Loan Document. Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect FFCA's right to realize upon or enforce any other security now or hereafter held by FFCA, it being agreed that FFCA shall be entitled to enforce this Agreement and any other security now or hereafter held by FFCA in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to FFCA is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to FFCA, or to which FFCA may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by FFCA.

     11. ASSIGNMENTS. A. FFCA may assign in whole or in part its rights under this Agreement, including, without limitation, in connection with any Transfer, Participation and/or Securitization. Upon any unconditional assignment of FFCA's entire right and interest hereunder, FFCA shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of FFCA contained herein.

     B. Debtor shall not, without the prior written consent of FFCA, sell, assign, transfer, mortgage, convey, encumber or grant any easements or other rights or interests of any kind in the Premises, any of Debtor's rights under this Agreement or any interest in Debtor, whether voluntarily, involuntarily or by operation of law or otherwise, including, without limitation, by merger, consolidation, dissolution or otherwise, except, subsequent to the Closing, as expressly permitted by the Mortgage.

     12. INDEMNITY. Debtor agrees to indemnify, hold harmless and defend FFCA and its directors, officers, shareholders, employees, successors, assigns, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, lenders, mortgagees, trustees and invitees, as applicable (collectively, the "Indemnified Parties"), from and against any and all losses, costs, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees, arising as the result of an Environmental Condition and/or a breach of any of the representations, warranties, covenants, agreements or obligations of Debtor set forth in this Agreement. Without limiting the generality of the foregoing, such indemnity shall include, without limitation, any engineering, governmental inspection and reasonable attorneys' fees and expenses that the Indemnified Parties may incur by reason of any representation set forth in this Agreement being false, or by reason of any investigation or claim of any Governmental Authority in connection therewith.

     13.  MISCELLANEOUS PROVISIONS.

          A. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery, (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or
     (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

          If to Debtor:       J. Kirk Gallaher
                              Executive Vice President
                                and Chief Financial Officer
                              Uni-Marts, Inc.
                              477 East Beaver Avenue
                              State College, PA 16801-5690
                              Telephone:     814-234-6000
                              Telecopy:      814-234-3277

          If to FFCA:         Dennis L. Ruben, Esq.
                              Executive Vice President and General Counsel
                              FFCA Acquisition Corporation
                              17207 North Perimeter Drive
                              Scottsdale, AZ  85255
                              Telephone:     (602) 585-4500
                              Telecopy:      (602) 585-2226

          B. Real Estate Commission. FFCA and Debtor represent and warrant to each other that they have dealt with no real estate or mortgage broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement. FFCA and Debtor shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.

          C. Waiver and Amendment. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

          D. Captions. Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

          E.   Intentionally Omitted.

          F. Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

          G. Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Debtor and FFCA were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

          H. Other Documents. Each of the parties agrees to sign such other and further documents as may be appropriate to carry out the intentions expressed in this Agreement.

          I. Attorneys' Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and other costs in addition to any other relief to which it may be entitled. References in this Agreement to the attorneys' fees and/or costs of FFCA shall mean both the fees and costs of independent outside counsel retained by FFCA with respect to this transaction and the fees and costs of FFCA's in-house counsel incurred in connection with this transaction.

         J. Entire Agreement. This Agreement and the other Loan Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Debtor and FFCA with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Agreement by Debtor and FFCA, the Commitment shall be deemed null and void and of no further force and effect and the terms and conditions of this Agreement shall control notwithstanding that such terms may be inconsistent with or vary from those set forth in the Commitment.

          K. Forum Selection; Jurisdiction; Venue; Choice of Law. Debtor acknowledges that this Agreement was substantially negotiated in the State of Arizona, the Agreement was signed by FFCA in the State of Arizona and delivered by Debtor in the State of Arizona, all payments under the Notes will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Arizona. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions hereof, then, as to those provisions only, the laws of the states where the Premises are located shall be deemed to apply. Nothing in this Section shall limit or restrict the right of FFCA to commence any proceeding in the federal or state courts located in the states in which the Premises are located to the extent FFCA deems such proceeding necessary or advisable to exercise remedies available under this Agreement or the other Loan Documents.

          L. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

          M. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Debtor and FFCA and their respective successors and permitted assigns, including, without limitation, any

     United States trustee, any debtor in possession or any trustee appointed from a private panel.

          N. Survival. Except for the conditions of Closing set forth in Section 9, which shall be satisfied or waived as of the Closing Date, all representations, warranties, agreements, obligations and indemnities of Debtor and FFCA set forth in this Agreement shall survive the Closing.

          O. Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. DEBTOR AND FFCA HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR AND FFCA HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY IT AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR AND FFCA OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

          P. Transfers, Participations and Securitization. (1) A material inducement to FFCA's willingness to complete the transactions contemplated by the Loan Documents is Debtor's agreement that FFCA may, at any time, sell, transfer or assign any Note, Mortgage and any of the other Loan Documents, and any or all servicing rights with respect thereto (each, a "Transfer"), or grant participations therein (each, a "Participation"), or complete an asset securitization vehicle selected by FFCA, in accordance with all requirements which may be imposed by the investors or the rating agencies involved in such securitized financing transaction, as selected by FFCA, or which may be imposed by applicable securities, tax or other laws or regulations, including, without limitation, laws relating to FFCA's status as a real estate investment trust (each, a "Securitization").

          (2) Debtor agrees to cooperate in good faith with FFCA in connection with any Transfer, Participation and/or Securitization, including, without limitation, (i) providing such documents, financial and other data, and other information and materials (the "Disclosures") which would typically be required with respect to Debtor by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or the Securitization, as applicable; provided, however, Debtor shall not be required to make Disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws; and (ii) amending the terms of the transactions evidenced by the Loan Documents to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfers, Participations or Securitization, so long as such amendments would not have a material adverse effect upon Debtor or the transactions contemplated hereunder.

          (3) Debtor consents to FFCA providing the Disclosures, as well as any other information which FFCA may now have or hereafter acquire with respect to the Premises or the financial condition of Debtor to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to each Transfer, Participation and/or Securitization, as applicable. FFCA and Debtor (and their respective Affiliates) shall each pay their own attorneys fees and other out-of-pocket expenses incurred in connection with the performance of their respective obligations under this Section.

          (4) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, from and after the Closing of a Securitization with respect to some or all of the Loans or any loan evidenced by any Other Agreement:

               (a) a breach or default, after the passage of all applicable notice and cure or grace periods, under any Loan Document or Other Agreement which relates to a loan or sale/leaseback transaction which has not been the subject of a Securitization shall not constitute an Event of Default under any Loan Document or Other Agreement which relates to a loan which has been the subject of a Securitization;

               (b) a breach or default, after the passage of all applicable notice and cure or grace periods, under any Loan Document or Other Agreement which relates to a loan which has been the subject of a Securitization transaction shall not constitute an Event of Default under any Loan Document or Other Agreement which relates to a loan which has been the subject of a different Securitization transaction;

               (c) the Loan Documents corresponding to the Loans in any Securitized Loan Pool shall not secure the obligations of Debtor and/or its Affiliates contained in any Loan Document or Other Agreement which does not correspond to a loan in such Securitized Loan Pool; and

               (d) the Loan Documents and Other Agreements which do not correspond to a loan in any Securitized Loan Pool shall not secure the obligations of Debtor and/or its Affiliates contained in any Loan Document or Other Agreement which does correspond to a loan in such Securitized Loan Pool.

          Q. Pennsylvania Non-Cross-Collateralization. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the Loan Documents corresponding to each Loan secured by Premises located in the Commonwealth of Pennsylvania shall not secure the obligations of Debtor and/or the Affiliates contained in any other Loan Documents or Other Agreements.

     IN WITNESS WHEREOF, Debtor and FFCA have entered into this Agreement as of the date first above written.

                              FFCA:
                              FFCA ACQUISITION CORPORATION,
                              a Delaware corporation

                              By   /S/ MARK E. WOOD
                                   ----------------------------------
                                   Mark E. Wood
                                   Vice President


                              DEBTOR:
                              UNI-MARTS, INC., a Delaware corporation

                              By    /S/ J. KIRK GALLAHER
                                   ----------------------------------
                                   J. Kirk Gallaher
                                   Executive Vice President and
                                   Chief Financial Officer

STATE OF ARIZONA    ]
                    ] SS.
COUNTY OF MARICOPA  ]

The foregoing instrument was acknowledged before me on June 29, 1998 by Mark E. Wood, Vice President of FFCA Acquisition Corporation, a Delaware corporation, on behalf of the corporation.

                              /S/ DEBBIE L. SUMAN
                              --------------------------------------
                              Notary Public
                                           OFFICIAL SEAL
My Commission Expires:                    DEBBIE L. SUMAN
     5-5-2002                      Notary Public     State of Arizona
----------------------------               MARICOPA COUNTY
                                       My Comm. Expires May 5, 2002


STATE OF ARIZONA    ]
                    ] SS.
COUNTY OF Maricoppa ]

The foregoing instrument was acknowledged before me on June 29, 1998 by
J. Kirk Gallaher, Executive Vice President and Chief Financial Officer, of Uni-Marts, Inc., a Delaware corporation, on behalf of the corporation.

                              /S/ DEBBIE L. SUMAN
                              --------------------------------------
                              Notary Public
                                             OFFICIAL SEAL
My Commission Expires:                      DEBBIE L. SUMAN
     5-5-2002                      Notary Public     State of Arizona
------------------------------              MARICOPA COUNTY
                                      My Comm. Expires May 5, 2002

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